SUBSCRIPTION AGREEMENT

                              GRAPHIX2GO, INC.
                           (A Nevada Corporation)
                            2211 North Fairfield
                             Layton, Utah 84041

     The prospective purchaser who is signing below hereby tenders this Purchase Offer and applies for the purchase of the number of shares of common stock, $.001 par value, set forth below in Graphix2 Go, Inc., (hereinafter "Graphix"), at a price of $1.00 per share and encloses a check payable to Graphix2Go, Inc., in the amount set forth below for such shares. The prospective purchaser hereby acknowledges receipt of a copy of the Prospectus dated _________________________, 2002.

     The prospective purchaser hereby represents and warrants as follows:

     (1) He, if a person, is at least 21 years of age and , whether or not a person, has adequate means of providing for his current needs and personal or other contingencies and has no need for liquidity in his investments.

     (2) He understands that this purchase offer does not become a purchase agreement unless the check submitted with the purchase offer is promptly paid by the bank upon which it is drawn and until the offer is accepted by a duly authorized officer or agent of Graphix. We may accept or reject any or all of the offer.

     (3) He hereby acknowledges and agrees that he is not entitled to cancel, terminate or revoke this purchase offer or any agreements of the prospective purchaser hereunder and that such purchase agreements shall survive death, disability or transfer of control of the prospective purchaser.


     Dollar Amount of Purchase Offer:        ____________________________


     Number of Shares of Purchase Offer:     ____________________________

Special Instructions:____________________________________________________

_________________________________________________________________________

_______________________________         _________________________________
Name of Prospective Purchaser           Home Telephone Number

                                        __________________________________
                                        Business Telephone Number
________________________________
Residence Street Address, if a person, or Principal Office Address if a business

________________________________        __________________________________
City      State          Zip Code       Mailing Address (if different)

_____________________
Country

_________________________________
Taxpayer Identification or
Social Security Number

                                   __________________________________
                                   Signature of Prospective Purchaser

Accepted by Graphix2Go, Inc.


___________________________________
Signature of Officer or Agent

___________________________________
Date